Exhibit 4.2

Lixiang Education Holding Co., Ltd.

丽翔教育控股有限公司

Number	Shares

Incorporated under the laws of the Cayman Islands

Share capital is US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each

THIS IS TO CERTIFY THAT                                                                                                        is the registered holder of                                      Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the          day of                 by:

DIRECTOR